As filed with the Securities and Exchange Commission on January 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTEC, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0829355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 S. Douglas Road, 12th Floor Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan

(Full title of the plan)

Alberto de Cardenas, Esq.

Executive Vice President & General Counsel

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Name and address of agent for service)

(305) 599-1800

(Telephone number, including area code, of agent for service)

Copies to:

Ira N. Rosner, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.10 per share	1,000,000 Shares	$14.68	$14,680,000	$1,478.28

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.10 par value per share (“Common Stock”), of MasTec, Inc. (the “Registrant”) that become issuable under the MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices per share of Common Stock reported by the New York Stock Exchange on January 14, 2016.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by MasTec, Inc., a Florida corporation (the “Company,” “we,” “us,” or “our”), for the purpose of registering a total of 1,000,000 additional shares of its Common Stock, issuable pursuant to the MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, for which previously filed Registration Statement on Form S-8 (File No. 333-174922) is effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, as filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2011, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on July 31, 2015;

(b)	Definitive Proxy Statement for our 2015 Annual Meeting of Shareholders, filed with the Commission on September 2, 2015;

(c)	Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the Commission on August 7, 2015, August 17, 2015 and November 3, 2015, respectively;

(d)	Current Reports on Forms 8-K, filed with the Commission on February 27, 2015, March 18, 2015, March 20, 2015, March 31, 2015, April 13, 2015, May 12, 2015, July 31, 2015, August 28, 2015, September 8, 2015, October 16, 2015 and December 21, 2015 (not including any information furnished under Items 2.02, 7.01 or 9.01 of any such Form 8-K); and

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-08106) filed with the Commission on February 10, 1997 and any amendments to such Registration Statement filed subsequently thereto, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

See “Exhibit Index” following the signature page to this registration statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on January 20, 2016.

MASTEC, INC.

By:	/s/ Alberto de Cardenas
Name:	Alberto de Cárdenas
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jose R. Mas, George Pita and Albert de Cardenas his or her true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 2033, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jorge Mas Jorge Mas	Chairman of the Board of Directors	January 20, 2016

/s/ José R. Mas José R. Mas	Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2016

/s/ George Pita George Pita	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2016

/s/ Ernst N. Csiszar Ernst N. Csiszar	Director	January 20, 2016

/s/ Robert J. Dwyer Robert J. Dwyer	Director	January 20, 2016

/s/ Frank E. Jaumot Frank E. Jaumot	Director	January 20, 2016

/s/ Julia L. Johnson Julia L. Johnson	Director	January 20, 2016

/s/ Jose S. Sorzano Jose S. Sorzano	Director	January 20, 2016

/s/ John Van Heuvelen John Van Heuvelen	Director	January 20, 2016

Director
Javier Palomarez

EXHIBIT INDEX

Exhibit No.	Description

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein (Commission File Number 001-08106).

4.2	Amended and Restated By-laws of MasTec, Inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on January 28, 2010 and incorporated by reference herein (Commission File Number 001-08106).

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of BDO USA, LLP

23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature pages hereto).